Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [●], 2019 by and among Dynatrace, Inc., a Delaware corporation (the “Company”), [Thoma Bravo Fund X, L.P., a Delaware limited partnership, Thoma Bravo Fund X-A, L.P., a Delaware limited partnership, Thoma Bravo Fund XI, L.P., a Delaware limited partnership, Thoma Bravo Fund XI-A, L.P., a Delaware limited partnership, Thoma Bravo Special Opportunities Fund I, L.P., a Delaware limited partnership and Thoma Bravo Special Opportunities Fund I AIV, L.P., a Delaware limited partnership (collectively, the “TB Funds”), Accolade Partners V, L.P., a Delaware limited partnership, AP Copper 2014 I, LLC, a Delaware limited liability company, AP Copper 2014 II, LLC, a Delaware limited liability company, AM 2014 CO C.V., a Dutch Commanditaire Vennootschap, Ares Capital Corporation, a Maryland corporation, Franklin Park Co-Investment Fund, L.P., a Delaware limited partnership, John Hancock Life Insurance Company (U.S.A.), a Michigan insurance company, John Hancock Life Insurance Company of New York, a New York insurance company, Howard Hughes Medical Institute, a Delaware corporation, J.P. Morgan Direct Global Private Equity Institutional Investors V LLC, a Delaware limited liability company, J.P. Morgan U.S. Direct Corporate Finance Institutional Investors V LLC, a Delaware limited liability company, J.P. Morgan U.S. Corporate Finance Institutional Offshore Investors V L.P., a Cayman Islands limited partnership, Concordia Retirement Plan, Co-Op Retirement Plan Trust, Memorial Sloan-Kettering Cancer Center Pension Trust, MCP X AIV-II, L.P., a Delaware limited partnership, Pathway Private Equity Fund XXV, LP, a Delaware limited partnership, Pathway Private Equity Fund CV-A, LP, a Delaware limited partnership, The Kroger Co. Master Retirement Trust, an employee benefit plan formed in New York, UFCW Consolidated Pension Fund, an employee benefit plan formed in Georgia, San Bernardino County Employees’ Retirement Association, a governmental public pension plan formed California, Alaska Permanent Fund Corporation, a public corporation and government instrumentality established pursuant to Alaska statute to manage and invest the funds over which the APFC is designated by Alaska Statutes Chapter 37.13 to manage and invest, formed in Alaska, NBPD Compuware Holdings LP, a Delaware limited partnership, and Columbia NB Crossroads Fund II, LP, a Texas limited partnership (together with the TB Funds, collectively, the “Investors”), and each of the other Persons from time to time listed on the Schedule of Executives attached hereto (each such Person, an “Executive” and, collectively, the “Executives”).

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

The parties hereto agree as follows:

1.    Demand Registrations.

(a)    Requests for Registration. This Section 1 describes the circumstances under which the Majority Holders may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”), and on Form S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration (“Short-Form Registrations”), and (if the

Company is a WKSI at the time any such request is submitted to the Company or will become one by the time of the filing of such Shelf Registration) that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). All registrations requested pursuant to this Section 1 are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number or dollar value of Registrable Securities requested to be registered and (if known) the intended method of distribution. Within 10 days after receipt of any such request, the Company shall give written notice of such requested registration to all other Holders and, subject to Section 1(e) below, shall include in such registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after the receipt of the Company’s notice, provided that, with the consent of the Majority Holders, the Company may instead provide notice of the requested registration to all other Holders within three (3) Business Days following the non-confidential filing of the registration statement with respect to the requested Registration so long as such registration statement is not an Automatic Shelf Registration Statement.

(b)    Long-Form Registrations. The Majority Holders will be entitled to request an unlimited number of Demand Registrations in which the Company will pay all Registration Expenses, whether or not any such registration is consummated.

(c)    Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 1(b), the Majority Holders shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form.

(d)    Shelf Registrations.

(i)    For so long as a registration statement for a Shelf Registration (a “Shelf Registration Statement”) is and remains effective, the Majority Holders will have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering) Registrable Securities available for sale pursuant to such registration statement (“Shelf Registrable Securities”). If the Majority Holders desire to sell Registrable Securities pursuant to an underwritten offering, they shall deliver to the Company a written notice (a “Shelf Offering Notice”) specifying the number of Shelf Registrable Securities that the holders desire to sell pursuant to such underwritten offering (the “Shelf Offering”). As promptly as practicable, but in no event later than two (2) Business Days after receipt of a Shelf Offering Notice, the Company will give written notice of such Shelf Offering Notice to all other Holders of Shelf Registrable Securities that have been identified as selling stockholders in such Shelf Registration Statement and are otherwise permitted to sell in such Shelf Offering. The Company, subject to Section 1(e) and Section 7, will include in such Shelf Offering all Shelf Registrable Securities with respect to which the Company has received written requests for inclusion (which request will specify the maximum number of Shelf Registrable Securities intended to be disposed of by such holder if Registrable Securities) within three (3) Business Days after the receipt of the Shelf Offering Notice. The Company will, as expeditiously as possible (and in any event within 20 days after the receipt of a Shelf Offering Notice), but subject to Section 1(e), use its best efforts to facilitate such Shelf Offering.

(ii)    If the Majority Holders wish to engage in an underwritten block trade or bought deal off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement) (each, an “Underwritten Block Trade”), then notwithstanding the time periods set forth in Section 1(d)(i), such Majority Holders will notify the Company of the Underwritten Block Trade not less than two (2) Business Days prior to the day such offering is first anticipated to commence. The Company will promptly (and in any event within one (1) Business Day) notify the other Investors who hold Registrable Securities of such Underwritten Block Trade and such notified Investors (each, a “Potential Participant”) may elect to participate no later than the next Business Day (i.e. one (1) Business Day prior to the day such offering is to commence) (unless a longer period is agreed to by the Majority Holders), and the Company will as expeditiously as possible use its best efforts to facilitate such Underwritten Block Trade (which may close as early as two (2) Business Days after the date it commences); provided that the Majority Holders requesting such Underwritten Block Trade shall use commercially reasonable efforts to work with the Company and cousel to the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Underwritten Block Trade; provided further that, notwithstanding the provisions of Section 1(d)(i), no Holder (other than Holders of Investor Registrable Securities) will be permitted to participate in an Underwritten Block Trade without the consent of the Majority Holders. Any Potential Participant’s request to participate in an Underwritten Block Trade shall be binding on the Potential Participant.

(iii)    All determinations as to whether to complete any Shelf Offering and as to the timing, manner, price and other terms of any Shelf Offering contemplated by this Section 1(d) shall be determined by the Majority Holders, and the Company shall use its best efforts to cause any Shelf Offering to occur as promptly as practicable.

(iv)    The Company will, at the request of the Majority Holders, file any prospectus supplement or any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the Majority Holders to effect such Shelf Offering.

(e)    Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Majority Holders included in such registration. If a Demand Registration or a Shelf Offering (including an Underwritten Block Trade) is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the

Majority Holders to be included in such registration therein, without adversely affecting the marketability of the offering, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities, (i) first, the number of Investor Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective Investors on the basis of the number of Investor Registrable Securities owned by each such Investor; and (ii) second, the number of Registrable Securities requested to be included by other Holders which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective other Holders on the basis of the number of Registrable Securities owned by each such other Holder. In addition, if any Holders of Executive Registrable Securities have requested to include such securities in an underwritten offering and the managing underwriters for such offering advise the Company that in their opinion the inclusion of some or all of such Executive Registrable Securities could adversely affect the marketability, proposed offering price, timing and/or method of distribution of the offering, then the Company shall exclude from such offering the number of such Executive Registrable Securities identified by the managing underwriters as having any such adverse effect prior to the exclusion of any Registrable Securities of any other Holders as set forth in this Section 1(e). Unless otherwise consented to in writing by the Company and the Majority Holders included in such registration, any Persons other than Holders who participate in Demand Registrations which are not at the Company’s expense must pay their share of the Registration Expenses as provided in Section 5 hereof.

(f)    Restrictions on Long-Form Registrations. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if the board of directors of the Company and the Majority Holders agree that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction.

(g)    Selection of Underwriters. The Majority Holders that initiate a Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering.

(h)    Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Majority Holders.

(i)    Obligations of Holders of Registrable Securities. Subject to the Company’s obligations under Section 4(e), each Holder shall cease using any prospectus after receipt of written notice from the Company of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made or is otherwise not legally available to support sales of Registrable Securities.

2.    Piggyback Registrations.

(a)    Right to Piggyback. At any time or from time to time after an initial public offering of the Company’s equity securities, if the Company proposes to file a Registration Statement with respect to any offering of its securities for its own account or for the account of any equityholder who holds its securities (other than (i) a registration on Form S-4 or S-8 or any successor form to such forms, (ii) a registration of securities solely relating to an offering and sale to employees, directors or consultants of the Company pursuant to any employee equity plan or other employee benefit plan arrangement or (iii) a registration of non-convertible debt securities) (a “Piggyback Registration”) and the registration form to be used may be used for the registration of Registrable Securities then, as expeditiously as reasonably possible (but in no event less than 10 days following the date of filing such Registration Statement), the Company shall give written notice (the “Registration Notice”) of such proposed filing to all Holders, and such notice shall offer the holders of such Registrable Securities the opportunity to register such number of Registrable Securities as each such holder may request in writing. Subject to Sections 2(c) and 2(d), the Company shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within 15 days after the Registration Notice is given to such holders.

(b)    Piggyback Expenses. The Registration Expenses of the Holders shall be paid by the Company in all Piggyback Registrations.

(c)    Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any), (ii) second, the Registrable Securities requested to be included in such registration that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any), pro rata among the requesting holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder, and (iii) third, the other securities requested to be included in such registration that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any).

(d)    Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than Holders (it being understood that secondary registrations on behalf of Holders are addressed in Section 1 rather than this Section 2(d)), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Majority Holders to be included in such registration, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, in each case that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any), pro rata among the holders of such securities and the holders of such Registrable Securities on the basis of the number of shares of Common Stock owned by each such holder (and taking into account any securities owned by such holder then convertible into Common Stock), and (ii) second, the other securities requested to be included in such registration that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any).

(e)    Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the Majority Holders included in such Piggyback Registration. Such approval shall not be unreasonably withheld.

(f)    Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

3.    Holdback Agreements; Transfers; Legends.

(a)    In connection with any underwritten public offering, each Holder will enter into any lock-up, holdback or similar agreements requested by the underwriter(s) managing such offering, in each case with such modifications and exceptions as may be approved by the Majority Holders. Without limiting the generality of the foregoing, each Holder agrees that in connection with the Company’s initial public offering and any Demand Registration, Shelf Registration or Piggyback Registration that is an underwritten public offering of the Company’s equity securities and in which Registrable Securities are included, he, she or it shall not (i) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any equity securities of the Company (including equity securities of the Company that may be deemed to be owned beneficially by such holder in accordance with the rules and regulations of the Securities and Exchange Commission) (collectively, “Securities”), or any securities, options, or rights convertible into or exchangeable or exercisable for Securities (collectively, “Other Securities”), (ii) enter into a transaction which would have the same effect as any action described in clause (i) of this Section 3(a), (iii) enter into any swap, hedge or other arrangement that Transfers, in whole or in part, any of the economic consequences or ownership of any Securities or Other Securities, whether such transaction is to be settled by delivery of such Securities, Other Securities, in cash or otherwise, or (iv) publicly disclose the intention to enter into any transaction described in clauses (i), (ii) or (iii) of this Section 3(a), from the date on which the Company gives notice to the Holders that a preliminary prospectus has been circulated for such underwritten public offering to the date that is 180 days following the date of the final prospectus for such underwritten public offering in the case of the Company’s initial public offering or 90 days following the date of the final prospectus for such underwritten public offering other than the Company’s initial public offering (or in each case such shorter period as agreed to by the underwriters designated as “book runners” managing such registered public offering), unless such book runners otherwise agree in writing which such agreement would apply to the Holders on a pro rata basis (each such period referred to herein as a “Holdback Period”). If (x) the Company issues an earnings release or other material news or a material event relating to the Company and its Subsidiaries occurs during the last 17 days of the Holdback Period or (y) prior to the expiration of the Holdback Period, the Company announces that it will release earnings results during the 16 day period beginning upon the expiration of the Holdback Period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with Rule 2711(f)(4) of the National Association of Securities Dealers, Inc., the Holdback Period shall be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be (each such period referred to herein as a “Holdback Extension Period”). The Company may impose stop Transfer instructions with respect to its securities that are subject to the foregoing restriction until the end of such period, including any Holdback Extension Period. Notwithstanding the foregoing, no Holder (other than officers and directors of the Company) will be subject to the Holdback Period in connection with an underwritten block Shelf Offering unless such Holder was provided notice one day prior to such underwritten block Shelf Offering and provided the opportunity to participate therein (whether or not such Holder elects to participate in such underwritten block trade).

(b)    The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for such equity securities, during the seven days prior to and during the 180 day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form) or, in the event of a Holdback Extension Period, for such longer period until the end of such Holdback Extension Period, unless the underwriters managing the registered public offering otherwise agree and, (ii) to the extent not inconsistent with applicable law, except as otherwise permitted by the Majority Holders, shall cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for equity securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

(c)    Lockup Agreements. In connection with any underwritten public offering of the Company’s equity securities, each Holder agrees to enter into any holdback, lockup or similar agreement requested by the underwriters managing such registered public offering that the Majority Holders agree to enter into.

(d)    Permitted Transfer. Notwithstanding anything to the contrary herein, except in the case of (i) a transfer to the Company, (ii) a transfer by an Investor to its partners in connection with a pro rata in-kind distribution thereto, (iii) a public sale permitted hereunder or (iv) a transfer in connection with an Approved Sale (each of clauses (i) through (iv), a “Permitted Transfer”), prior to transferring any Registrable Securities to any Person (including by operation of law), the holder making such transfer shall cause the prospective transferee to execute and deliver to the Company a counterpart of this Agreement thereby agreeing to be bound by the terms hereof. Any transfer or attempted transfer of any Registrable Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such securities as the owner of such securities for any purpose. Other than in the case of a Permitted Transfer, whether or not any such transferee has executed a counterpart hereto, such transferee shall be subject to the obligations of the transferor hereunder. The provisions of this Section 3(d) shall terminate upon a Sale of the Company.

(e)    Legend. Each certificate evidencing any Registrable Securities and each certificate issued in exchange for or upon the transfer of any such Registrable Securities (unless such securities are permitted to be transferred pursuant to this Agreement and would no longer be Registrable Securities after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF [●], 2019 AMONG THE ISSUER OF SUCH SECURITIES (THE ”COMPANY”) AND CERTAIN OF THE COMPANY’S SECURITYHOLDERS, AS AMENDED. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

4.    Registration Procedures. Whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)    prepare and file with (or submit confidentially to) the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that a reasonable time before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Majority Holders covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b)    notify in writing each Holder of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)    furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)    use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)    promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)    cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(g)    cooperate with each Holder and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made by the Financial Industry Regulatory Authority;

(h)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(i)    enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Majority Holders being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

(j)    make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(k)    otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(l)    permit any Holder which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(m)    in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

(n)    take all reasonable actions to ensure that any free-writing prospectus utilized in connection with any Demand Registration, Shelf Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(o)    use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(p)    obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Majority Holders being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement); and

(q)    provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

5.    Registration Expenses.

(a)    Except as expressly provided herein, all out-of-pocket expenses incurred by the Company or any Investor in connection with the performance of or compliance with this Agreement and/or in connection with any Demand Registration, Piggyback Registration, Shelf Offering or Underwritten Block Trade, whether or not the same shall become effective, shall be paid by the Company, including, without limitation: (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “blue sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company or other depositary and of printing prospectuses and Company Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed (or on which exchange the Registrable Securities are proposed to be listed in the case of the Company’s initial Public Offering), (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of one legal counsel for selling Holders selected by the Majority Holders together with any necessary local counsel as may be required by either the Investors, (ix) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, as well as the reasonable fees and disbursements of each additional legal counsel who is retained by a selling Holder solely for the purpose of delivering a legal opinion on behalf of such Holder (x) all fees and expenses of any special experts or other Persons retained by the Company or the Majority Holders in connection with any Registration (xi) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xii) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay, and each Person that sells securities pursuant to a Demand Registration, Shelf Offering or Piggyback Registration hereunder will bear and pay, all underwriting discounts and commissions applicable to the Registrable Securities sold for such Person’s account and all transfer taxes (if any) attributable to the sale of Registrable Securities.

6.    Indemnification.

(a)    The Company agrees to indemnify, to the maximum extent permitted by law, each Holder, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the

Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

(b)    In connection with any registration statement in which a Holder is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c)    Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)    The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the Transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason. Such provisions shall provide that the liability amongst the various Persons shall be allocated in such proportion as is appropriate to reflect the relative fault of such Persons in connection with the statements or omissions which resulted in losses (the relative fault being determined by reference to, among other things, which Person supplied the information giving rise to the untrue statement or omission and each Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission) and, only if such allocation is not respected at law, would other equitable considerations, such as the relative benefit received by each Person from the sale of the securities, be taken into consideration. Notwithstanding the foregoing, (i) no Holder shall be required to contribute any amount in excess of the proceeds received by such holder in the transaction at issue and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.    Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no Holder included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof.

8.    Subsidiary Public Offering. If, after an initial public offering of the equity securities of a Subsidiary of the Company, the Company distributes securities of such Subsidiary to members of the Company, then the rights and obligations of the Company pursuant to this Agreement shall apply, mutatis mutandis, to such Subsidiary, and the Company shall cause such Subsidiary to comply with such Subsidiary’s obligations under this Agreement.

9.    Definitions.

“Business Day” means a day that is not a Saturday or Sunday or a day on which banks in New York City are authorized or requested by law to close.

“Common Stock” means the Company’s common stock, par value $0.001 share.

“Holder” means a holder of Registrable Securities who is a party to this Agreement.

“Majority Holders” means the holders of a majority of all Investor Registrable Securities.

“Executive Registrable Securities” means any Common Stock held by the management employees of the Company who are listed as “Executives” on the signature page hereto.

“Investor Registrable Securities” means (i) any Common Stock held (directly or indirectly) by an Investor, and (ii) any equity securities of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Registrable Securities” means Investor Registrable Securities and Executive Registrable Securities. As to any particular Registrable Securities, such securities shall cease to be Executive Registrable Securities or Investor Registrable Securities when they have been (i) distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), or (ii) distributed to the partners of any Investor (unless such Investor elects otherwise) or (iii) repurchased by the Company. For purposes of this Agreement, a Person shall be deemed to be a Holder whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Rule 144”, “Rule 158”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Securities and Exchange Commission, as the same will be amended from time to time, or any successor rule then in force

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Exchange Act shall be deemed to include any corresponding provisions of future law.

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or will be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

10.    Miscellaneous.

(a)    No Inconsistent Agreements. The Company shall not hereafter enter into (i) any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement or (ii) any agreement which grants registration or other rights similar to those granted herein.

(b)    Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

(c)    Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(d)    Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least a majority of the Registrable Securities; provided that in the event that such amendment or waiver would materially and adversely affect a holder or group of Holders in a manner substantially different than any other Holders, then such amendment or waiver will require the consent of a majority of group of Holders (determined based on the number of Registrable Securities held) materially and adversely affected.

(e)    Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or Holders are also for the benefit of, and enforceable by, any subsequent Holder.

(f)    Additional Executives. In connection with the issuance of any additional equity securities of the Company, with the consent of the Majority Holders, the Company may permit such person to become a party to this Agreement and obtain all of the rights and obligations of a holder of any particular category of Registrable Securities under this Agreement by obtaining an executed counterpart signature page to this Agreement, and, upon such execution, such person shall for all purposes be a Holder and a party to this Agreement.

(g)    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(h)    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may be executed and delivered by facsimile transmission or other electronic means (including ..pdf), and each other party may rely on the receipt of such executed documents as if the original had been received.

(i)    Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(j)    Governing Law. The laws of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its equityholders and all other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement.

(k)    Consent to Jurisdiction. EACH OF THE PARTIES (A) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND THE DELAWARE STATE COURTS SITTING IN THE COUNTY OF NEW CASTLE, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, (B) HEREBY WAIVES TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, AND AGREES NOT TO ALLOW ANY OF ITS SUBSIDIARIES TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS IMPROPER, OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (C) HEREBY AGREES NOT TO COMMENCE OR MAINTAIN ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OTHER THAN BEFORE ONE OF THE ABOVE-NAMED COURTS NOR TO MAKE ANY MOTION OR TAKE ANY OTHER ACTION SEEKING OR INTENDING TO CAUSE THE TRANSFER OR REMOVAL OF ANY SUCH ACTION, CLAIM, CAUSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OTHER THAN ONE OF THE ABOVE-NAMED COURTS WHETHER ON THE GROUNDS OF INCONVENIENT FORUM OR OTHERWISE. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ON THE SCHEDULE OF HOLDERS ATTACHED

HERETO SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. [ALASKA PERMANENT FUND CORPORATION HAS ADVISED THE COMPANY THAT AS AN INSTRUMENTALITY OF THE STATE OF ALASKA IT IS PROHIBITED PURSUANT TO ALASKA LAW FROM AGREEING TO ANY SUBMISSION TO JURISDICTION OR CONSENT TO VENUE INVOLVING JURISDICTIONS OTHER THAN THE STATE OF ALASKA. BASED SOLELY ON THE FOREGOING REPRESENTATION, THE COMPANY AGREES THAT THE FOREGOING SUBMISSION TO JURISDICTION AND CONSENT TO VENUE PROVISIONS ARE APPLICABLE TO ALASKA PERMANENT FUND CORPORATION ONLY TO THE EXTENT NOT PROHIBITED BY ALASKA LAW.]

(l)    WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(m)    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), one business day after facsimile transmission to the recipient with machine generated acknowledgment of receipt after such facsimile transmission or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Investors and to each Executive at the addresses indicated on the Schedule of Holders and to the Company at the address of its corporate headquarters or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party, or, in the case of any Executives, to the address indicated in the Company’s records.

(n)    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(o)    Termination. This Agreement shall terminate with respect to each Investor and be of no further force or effect when there shall no longer be any Registrable Securities outstanding.

*    *    *    *    *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

DYNATRACE, INC.

By:
Name:
Its:

INVESTORS:

THOMA BRAVO FUND X, L.P.

By:	Thoma Bravo Partners X, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:
Name:
Its:

THOMA BRAVO FUND XI, L.P.

By:	Thoma Bravo Partners XI, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:
Name:
Its:

Registration Rights Agreement

THOMA BRAVO SPECIAL OPPORTUNITIES FUND I AIV, L.P.

By:	Thoma Bravo Partners X, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:
Name:
Its:

Registration Rights Agreement

THOMA BRAVO EXECUTIVE FUND XI, L.P.

By:	Thoma Bravo Partners XI, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:
Name:
Its:

Registration Rights Agreement

ACCOLADE PARTNERS V, L.P.

By:	Accolade Associates V, LLC
Its:	General Partner

By:
Name:
Its:

Registration Rights Agreement

AP COPPER 2014 I, LLC

By:	AlpInvest US Holdings, LLC, its manager

By:
Name:
Its:

AP COPPER 2014 II, LLC

By:	AlpInvest US Holdings, LLC, its manager

By:
Name:
Its:

AM 2014 CO C.V.

By:	AlpInvest Mich B.V., its General Partner

By:	AlpInvest Partners B.V., its Managing Director

By:
Name:
Its:

Registration Rights Agreement

ARES CAPITAL CORPORATION

By:
Name:
Its:

Registration Rights Agreement

FRANKLIN PARK CO-INVESTMENT FUND, L.P.

By:	Franklin Park Series GP, LLC
Its:	General Partner

By:
Name:
Its:

Registration Rights Agreement

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

By:
Name:
Its:

JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK

By:
Name:
Its:

Registration Rights Agreement

HOWARD HUGHES MEDICAL INSTITUTE

By:
Name:
Its:

Registration Rights Agreement

J.P. MORGAN DIRECT GLOBAL PRIVATE EQUITY INSTITUTIONAL INVESTORS V LLC

By:	J.P. Morgan Investment Management Inc., its investment advisor

By:
Name:
Its:

J.P. MORGAN U.S. DIRECT CORPORATE FINANCE INSTITUTIONAL INVESTORS V LLC

By:	J.P. Morgan Investment Management Inc., its investment advisor

By:
Name:
Its:

J.P. MORGAN U.S. CORPORATE FINANCE INSTITUTIONAL OFFSHORE INVESTORS V L.P.

By:	J.P. Morgan Investment Management Inc., its investment advisor

By:
Name:
Its:

Registration Rights Agreement

CONCORDIA RETIREMENT PLAN

By:	J.P. Morgan Investment Management Inc., its investment advisor

By:
Name:
Its:

CO-OP RETIREMENT PLAN TRUST

By:	JPMorgan Chase Bank, N.A., solely in its capacity as Trustee

By:
Name:
Its:

MEMORIAL SLOAN-KETTERING CANCER CENTER PENSION TRUST

By:	JPMorgan Chase Bank, N.A., solely in its capacity as Trustee

By:
Name:
Its:

Registration Rights Agreement

MCP X AIV-II, L.P.

By:	Mesirow Financial Services, Inc.
Its:	General Partner

By:
Name:
Its:

Registration Rights Agreement

PATHWAY PRIVATE EQUITY FUND XXV, LP

By:	PPEF Management XXV LLC
Its:	General Partner

By:	Pathway Capital Management, LP
Its:	Sole Member

By:	Pathway Capital Management GP, LLC
Its:	General Partner

By:
Name:
Its:

Registration Rights Agreement

PATHWAY PRIVATE EQUITY FUND CV-A, LP

By:	PPEF Management V-B LLC
Its:	General Partner

By:	Pathway Capital Management, LP
Its:	Sole Member

By:	Pathway Capital Management GP, LLC
Its:	General Partner

By:
Name:
Its:

Registration Rights Agreement

THE KROGER CO. MASTER RETIREMENT TRUST

By:
Name:
Its:

Registration Rights Agreement

UFCW CONSOLIDATED PENSION FUND

By:	Pathway Capital Management, LP as Attorney-in-Fact

By:	Pathway Capital Management GP, LLC
Its:	General Partner

By:
Name:
Its:

Registration Rights Agreement

SAN BERNARDINO COUNTY EMPLOYEES’ RETIREMENT ASSOCIATION

By:	Pathway Capital Management, LP as Attorney-in-Fact

By:	Pathway Capital Management GP, LLC
Its:	General partner

By:
Name:
Its:

Registration Rights Agreement

ALASKA PERMANENT FUND CORPORATION (APFC), ACTING FOR AND ON BEHALF OF THE FUNDS OVER WHICH THE APFC IS DESIGNATED BY ALASKA STATUTES CHAPTER 37.13 TO MANAGE AND INVEST

By:	Pathway Capital Management, LP as Attorney-in-Fact

By:	Pathway Capital Management GP, LLC
Its:	General partner

By:
Name:
Its:

Registration Rights Agreement

NBPD COMPUWARE HOLDINGS LP

By:
Name:
Its:

COLUMBIA NB CROSSROADS FUND II, LP

By:
Name:
Its:

Registration Rights Agreement